UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

Milestone Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Ave, Suite 403 Roseland, NJ (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Milestone Scientific Inc. (the “Company”) was held on June 13, 2021. At the Annual Meeting, the Company’s stockholders:

●	Elected seven incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;
●	Approved a non-binding advisory resolution relating to compensation of the Company’s Named Executive Officers; and
●	Ratified the appointment of Friedman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022.

The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1 Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Leslie Bernhard	27,603,430	1,024,638	18,058,974
Leonard Osser	28,083,475	544,592	18,058,974
Leonard M. Schiller	27,607,924	1,020,144	18,058,974
Michael McGeehan	27,608,104	1,019,964	18,058,974
Gian Domenico Trombetta	28,090,157	537,911	18,058,974
Neal Goldman	27,613,540	1,014,528	18,058,974
Benedetta I. Casamento	28,157,879	470,189	18,058,974

Proposal 2	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approval of a non-binding advisory resolution relating to compensation of the Company’s Named Executive Officers	27,561,295	869,649	196,125	18,058,974

Proposal 3	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Ratified the appointment of Friedman LLP as the Company’s independent auditors for the fiscal year ended December 31, 2022	46,579,477	55,345	52,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
Dated: June 14, 2022	By:	/s/Arjan Haverhals
Arjan Haverhals
Chief Executive Officer